Exhibit 2(a)

                          STOCKHOLDER VOTING AGREEMENT
                             (AND IRREVOCABLE PROXY)

      STOCKHOLDER VOTING AGREEMENT (this "Agreement") dated June 8, 2000 (this "Agreement"), by and among Security Capital Corporation, a Delaware corporation ("Parent"), and Robert J. Bossart, an individual (the "Stockholder").

                                   Recitals

      A. Parent, HP Acquisition Corp., a direct or indirect subsidiary of Parent ("MergerCo"), and Health Power, Inc., a Delaware corporation (the "Company"), are concurrently herewith entering into an Agreement and Plan of Merger of even date herewith (as it may be amended, the "Merger Agreement") which provides, among other things, that Parent will acquire, directly or indirectly, all of the outstanding shares of the Company's Common Stock, $.01 par value per share ("Common Stock"), pursuant to a merger of MergerCo with and into the Company (the "Merger), upon the terms and subject to the conditions set forth in the Merger Agreement. The Stockholder understands that Parent has undertaken and will continue to undertake substantial expenses in connection with the negotiation and execution of the Merger Agreement and the subsequent actions necessary to consummate the Merger and other transactions contemplated by the Merger Agreement.

      B. As a condition to the willingness of Parent to enter into the Merger Agreement, the Stockholder has agreed to grant Parent an irrevocable proxy with respect to all of the shares of Common Stock held by him and entitled to vote on the Merger (the "Shares"), upon the terms and subject to the conditions of this Agreement. The Stockholder represents and warrants that, on the date hereof, he is the beneficial and/or record owner of, and has sole voting power with respect to, a total of 294,118 Shares, and that he has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Agreement.

      The parties therefore agree as follows:

      1.    Voting Agreement; Irrevocable Proxy.

            (a) The Stockholder (i) shall vote or cause to be voted for the approval of the Merger Agreement and the Merger, at any meeting of stockholders of the Company called for the purpose of voting on the Merger Agreement or the Merger or any adjournment thereof or in any other circumstance upon which a vote, consent or other approval with respect to the Merger Agreement or the Merger is sought, and (ii) shall vote or cause to be voted against the approval of any other agreement providing for a merger, consolidation, sale of assets or other business combination of the Company or any of its subsidiaries with any person or entity other than Parent and its subsidiaries or any other proposal involving the Company or any of its subsidiaries which would in any manner hinder, impede, delay or prevent the consummation of the Merger, all of the Shares that the Stockholder shall be entitled to so vote, whether such Shares are held by the Stockholder on the date of this Agreement or are subsequently acquired (whether pursuant to the

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exercise of stock options or otherwise) by him; PROVIDED, HOWEVER, that the foregoing obligations shall be suspended if, and for such time as, the Company Board, in full compliance with the provisions of Section 7.1(e) of the Merger Agreement, (i) resolves not to recommend, and does not recommend, to the Company's stockholders that they vote in favor of the approval of the Merger Agreement, or (ii) withdraws its recommendation to the Company's stockholders that they vote in favor of the Merger Agreement.

            (b) In furtherance of, and in accordance with and subject to, the foregoing, the Stockholder hereby appoints MergerCo, which shall act by and through Brian D. Fitzgerald, George A. Gebauer, and William R. Schlueter, and each of them, with full power of substitution in the premises, his proxies to vote all of the Shares held by him at any meeting, general or special, of the stockholders of the Company with respect to the approval of the Merger and the Merger Agreement and any related action.

            THE PROXY AND POWER OF ATTORNEY GRANTED HEREIN SHALL BE IRREVOCABLE DURING THE TERM OF THIS AGREEMENT, SHALL BE DEEMED TO BE COUPLED WITH AN INTEREST AND SHALL REVOKE ALL PRIOR PROXIES GRANTED BY THE STOCKHOLDER.

            THE STOCKHOLDER SHALL NOT GRANT ANY PROXY TO ANY PERSON WHICH CONFLICTS WITH THE PROXY GRANTED HEREIN AND ANY ATTEMPT TO DO SO SHALL BE VOID.

            (c) The Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that the Stockholder may have.

      2. Restrictions on Transfer. The Stockholder shall not sell, assign, transfer or otherwise dispose of or encumber (including, without limitation, by the creation of any lien or other encumbrance) or permit to be sold, assigned, transferred or otherwise disposed of any Shares owned by the Stockholder, whether such Shares are held by the Stockholder on the date of this Agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, except (a) for transfers by will or by operation of law (in which case this Agreement shall bind the transferee), (b) for transfers to any other stockholder of the Company bound by an identical voting agreement, (c) for liens incurred in the ordinary course in connection with entering into a margin loan arrangement with respect to any of the Shares (provided that no such arrangement shall provide a proxy or other voting rights with respect to the Shares so margined), (d) the sale of any Shares acquired upon exercise of options after the date of this Agreement to the extent such sale is necessary to satisfy tax obligations arising from such exercise, and (e) as Parent may otherwise agree.

      3. Facilitation of the Merger. The Stockholder will comply with the provisions of Section 7.5 of the Merger Agreement, which are incorporated into this Agreement by reference.

      4. The Stockholder acknowledges and agrees that Parent could not be made whole by monetary damages in the event of any default by the Stockholder of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that Parent, in addition to any other

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remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

      5. Amendment; Assignment. This Agreement may not be modified, amended, altered or supplemented except by a writing signed by Parent and the Stockholder. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties herein, except that the rights and obligations of the Parent hereunder may be assigned by Parent to any of its affiliates, but no such transfer shall relieve Parent of its obligations hereunder if such transferee does not perform such obligations.

      6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

      7. Governing Law. This Agreement shall be governed by such construed in accordance with the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

      8. Binding Effect. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and assigns of the parties herein. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective successors or assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

      9. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

      10. Termination. This Agreement shall terminate upon the earlier of the effectiveness of the Merger or the termination of the Merger Agreement in accordance with Article IX thereof. No such termination shall affect any party's obligations with respect to any prior exercise of the proxy.

      11. Severability. If any term provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      12. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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                         STOCKHOLDER VOTING AGREEMENT

                           (AND IRREVOCABLE PROXY)

                                Signature Page

      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year fist above witnessed.

PARENT:                                   SECURITY CAPITAL CORPORATION

                                          By: /s/ BRIAN D. FITZGERALD
                                              ----------------------------------
                                          Its: CHAIRMAN

STOCKHOLDER:                                  /s/ ROBERT J. BOSSART
                                              ----------------------------------
                                              Robert J. Bossart

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